UNITED STATES
SECURITIES AND EXCHAGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to § 240.14a-12

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Filed by John Hancock Financial Services, Inc. Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934 Subject Company: John Hancock Financial Services, Inc. Commission File No.: 1-15607

Important Legal Information

This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife has filed an amended registration statement on Form F-4 on January 5, 2004 containing a definitive proxy statement/prospectus for the stockholders of John Hancock Financial Services, Inc. John Hancock Financial Services, Inc. began mailing the definitive proxy statement/prospectus and form of proxy to its stockholders on January 8, 2004. Before making any voting or investment decision, John Hancock Financial Services, Inc.’s stockholders and investors are urged to read the definitive proxy statement/prospectus regarding the merger, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement/prospectus on file with the SEC and other relevant materials are available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the definitive proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

The following was posted on the John Hancock Financial Services, Inc. website at www.johnhancock.com on January 15, 2004.

FOR JHF SHAREHOLDERS

•	How do I Vote if I’m a shareholder?

The proposed merger* of John Hancock Financial Services and Manulife Financial Corporation needs your vote.

VOTING BY PROXY

Voting is available 24 hours a day, 7 days a week:

By Phone

To vote by proxy using the telephone:

1)	Read the proxy statement/prospectus and proxy card that has been sent to you.

2)	Call toll-free on a touch-tone phone in the U.S. or Canada 1-800-690-6903.

3)	When you call, have your proxy card in hand.

4)	Follow the simple recorded instructions.

By Internet

To vote by proxy using the Internet:

1)	Read the proxy statement/prospectus and proxy card that has been sent to you.

2)	Go to www.proxyvote.com.

3)	Have your proxy card in hand when you access the web site.

4)	Follow the simple instructions posted on www.proxyvote.com.

By Mail

If you prefer, you can mark, sign and return the paper proxy card that you received in the mail in the postage-paid envelope that is provided after you have read the proxy card and proxy statement/prospectus (Please read them carefully and in their entirety.).

If you have any questions or need assistance voting by phone, Internet or proxy card, please call 1-866-257-5508.

Your vote is important. Vote today!

*John Hancock’s Board of Directors has approved the merger agreement, and unanimously recommends that the stockholders of John Hancock vote in favor of the adoption of the merger agreement. The special meeting of stockholders to vote on the merger agreement will be held at 9:00 a.m. Eastern time on February 24, 2004, at the Grand Hyatt Washington, 1000 H Street NW., Washington, D.C. 20001. You do not need to attend to vote by proxy.